SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 13, 1996



                                BIG O TIRES, INC.

             (Exact name of registrant as specified in its charter)




    Nevada                           1-8833                       87-0392481
------------------              ----------------              -----------------
(State or other                 (Commission File              (I.R.S. Employer
 jurisdiction                    No.)                          Identification
 of incorporation)                                             No.)




11755 East Peakview Avenue, Englewood, Colorado                        80111
-----------------------------------------------                     ----------
  (Address of principal executive offices)                          (Zip Code)




          Registrant's telephone number including area code: (303) 790-2800





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ITEM 5.           OTHER EVENTS.

         On March 13, 1996, Big O Tires, Inc. ("Big O") entered into a Letter of Intent with TBC Corporation ("TBC") relating to TBC's proposed acquisition of all the outstanding shares of Big O in a transaction in which Big O would be merged into a subsidiary of TBC.

         Under the terms of the Letter of Intent, Big O stockholders would receive a cash price of $16.50 a share, subject to possible reductions based on a final tabulation of transaction costs and other expenses which Big O does not believe will result in material adjustments, if any. The consummation of the transaction is subject to certain conditions including the execution of a definitive merger agreement by April 15, 1996, unless extended; Big O and TBC complying with any required regulatory filings; the execution of employment agreements between TBC and certain officers of Big O; TBC obtaining financing for the transaction; extensions of certain Big O franchise agreements expiring prior to 2001 and the approval of the merger by the Big O stockholders.

         Big O has also terminated the existing Merger Agreement dated July 24, 1995, between Big O and the companies formed by a group consisting of certain of the members of management of Big O and a group of Big O's franchised dealers.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (99.1) Press Release dated March 14, 1996 regarding Letter of Intent dated March 13, 1996, between Big O Tires, Inc. and TBC Corporation.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:             March 18, 1996
                                                 BIG O TIRES, INC.



                                                 By /s/ Philip J. Teigen
                                                 -------------------------------
                                                 General Counsel and Secretary


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                                  EXHIBIT INDEX

Exhibit        Description                                              Page No.
-------        -----------                                              -------

99.1           Press Release dated March 14, 1996 regarding  Letter of      5
               Intent dated March 13, 1996,  between Big O Tires, Inc.
               and TBC Corporation.







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         TBC Announces Letter of Intent to Acquire Big O Tires


MEMPHIS, Tenn.--March 14, 1996--TBC Corporation (NASDAQ/NM:TBCC) and Big O Tires, Inc.(NASDAQ/NM:BIGO) jointly announced today that a letter of intent has been signed relating to TBC's proposed acquisition of all of the outstanding shares of Big O.

         Under the terms of the letter of intent, Big O stockholders would receive a cash price of $16.50 a share, subject to possible reductions based on a final tabulation of transaction costs and other expenses which Big O does not believe will result in a material adjustment, if any. The transaction remains subject to the approval by the Board of Directors of each company of a definitive merger agreement, which is expected to be presented to each Board within 30 days. A definitive merger agreement would then be subject to the approval of the stockholders of Big O.

         In a separate action, Big O has terminated the existing merger agreement dated July 24, 1995, with the companies formed by a Dealer/Management Group.

         TBC Corporation is a marketer and distributor of products for the automotive replacement market.

         Big O Tires, Inc. is a franchisor of independent retail tire and auto service stores.

                  CONTACT:          TBC Corporation , Memphis, Tenn.
                                    Ronald E. McCollough, 901/363-8030
                                       or
                       Big O Tires, Inc., Englewood, Colo.
                          John E. Siipola, 303/790-2800

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